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                                                                      Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated March 2, 1999 (except with respect to the matter discussed in Note 16 to the consolidated financial statements, as to which the date is April 7,
1999) included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements, Registration Nos. 33-43105, 33-51954, 333-36633, 333-36661, 333-36725, and 333-58591.


                              /s/ Arthur Andersen LLP

Philadelphia, PA
 April 23, 1999